Valiant Healthcare, Inc.

Condensed Financial Statements

June 30, 2010

Table of Contents

Financial Statements:

Condensed Balance Sheets	1

Condensed Statements of Operations (Unaudited)	2

Condensed Statements of Cash Flows (Unaudited)	3

Notes to Financial Statements	4 - 7

Valiant Healthcare, Inc.
Condensed Balance Sheets

	June 30, 2010
	(Unaudited)	December 31, 2009

ASSETS
Current assets:
Cash	$28,925	$81,171
Accounts receivable, net	156,168	221,803
Prepaid expenses	5,372	5,821
Other receivables	165,299	106,142
Notes receivable - deferred revenue	123,075	187,300
Notes receivalbe	72,024	77,349
Total current assets	550,863	679,586

Property and equipment, net of accumulated depreciation	78,111	89,878

Other assets:
Security deposits	13,500	13,800
Long term receivables	266,022	81,544
Notes receivable - deferred revenue	-	82,050
Notes receivables, net of current portion	-	-
Total other assets	279,522	177,394

Total assets	$908,496	$946,858

LIABILITIES & STOCKHOLDER'S EQUITY
Current Liabilities:
Accounts payable	$118,506	$39,543
Accrued expenses	70,383	87,036
Capital lease, current maturities	9,759	8,599
Notes payable, current maturities	9,151	8,871
Deposit on prospective units	-	-
Deferred revenue	123,075	187,300
Promissory notes	-	50,000
Income taxes payable	75,506	62,506
Total current liabilities	406,380	443,855

Long-Term Liabilities
Capital lease, net of current portion	797	5,439
Notes payable, net of current maturities	38,014	42,672
Deferred revenue	-	82,050
Total long-term liabilities	38,811	130,161

Total liabilities	445,191	574,016

Stockholder's Equity:
Common stock, $.001 par value, authorized 150,000,000 shares,	2,830	2,523
28,302,344 shares issued and outstanding
Additional paid in capital	145,930	90,543
Retained earnings	314,545	279,776
Total stockholder's equity	463,305	372,842

Total liabilities and stockholder's equity	$908,496	$946,858

Valiant Healthcare, Inc.
Condensed Statements of Operations (Unaudited)

	For the Six Months Ended		For the Three Months Ended
	June 30,		June 30,
	2010	2009	2010	2009

Revenues	$706,614	$697,262	$347,532	$366,183

Expenses:
Sales and marketing	25,057	51,525	5,105	25,836
General and administrative	620,362	599,784	308,516	319,185
Total expenses	645,419	651,309	313,621	345,021

Operating income	61,195	45,953	33,911	21,162

Other expenses:
Interest expense	4,686	1,559	1,917	497
Other expenses	8,740	1,566	2,204	905
Total other expenses	13,426	3,125	4,121	1,402

Income from operations	47,769	42,828	29,790	19,760

Income tax provision	13,000	16,800	10,000	11,000

Net income	$34,769	$26,028	$19,790	$8,760

Per common share:
Basic: Net Income	$0.001	$0.014	$0.001	$0.005

Weighted average shares of
common stock outstanding:
Basic:	25,255,096	1,850,911	25,255,096	1,850,911

Valiant Healthcare, Inc.
Condensed Statements of Cash Flows (Unaudited)

	For Six Months Ended June 30,
	2010	2009

Cash flows from operating activities:
Net income	$34,769	$26,028
Adjustments to reconcile net income
to net cash provided by operations:
Depreciation expense	11,768	6,256
Share-based compensation	-	75,500
(Increase) decrease in:
Accounts receivable, net	(82,594)	(35,766)
Prepaid expenses	449	(522)
Other Receivables	(59,157)	(68,898)
Long term receivables	(36,249)	4,107
Notes receivable - deferred revenue	146,275	(159,950)
Security deposits	300	-
Increase (decrease) in:
Accounts payable	78,961	27,789
Accrued expenses	(16,653)	(2,945)
Deferred revenue	(146,275)	159,950
Deposit on prospective units	-	(40,000)
Provisions for income taxes	13,000	16,800
Net cash provided by operating activities	(55,406)	8,349

Cash flows from investing activities:
Purchase of property and equipment	-	-
Net cash provided by investing activities	-	-

Cash flows from financing activities:
Payment under lease obligation	(3,482)	(3,781)
Notes receivable, payments	5,325	-
Notes receivable, borrowings	-	(43,095)
Note payable, payments	(4,378)	-
Conversion of promissory note	5,695	-
Proceeds from sale of promissory notes	-	25,500
Net cash provided by financing activities	3,160	(21,376)

Net (decrease) increase in cash	(52,246)	(13,027)

Cash at beginning of period	81,171	25,142
Cash at end of period	$28,925	$12,115

Supplemental cash flow information
Cash paid for interest	$4,696	$1,559

Valiant Healthcare, Inc.
Notes to the Financial Statements

Note 1 – Nature of Business

Valiant Healthcare, Inc. (the “Company”) was formed as a blank check company under the provisions of Statement of Financial Accounting Standards (“SFAS”) No. 7 and was incorporated under the laws of the State of Delaware on June 24, 2008.

On April 1, 2009, the Company consummated the acquisition of the domestic franchise-related assets of Accessible Healthcare Services, Inc., a Florida corporation, doing business as Accessible Home Health Care.  Accessible Healthcare Services, Inc. was incorporated under the “Accessible Home Health Care” name and marks on August 1, 2005.  Valiant continues operating under the “Accessible Home Health Care” name operating and selling franchises.

Note 2 – Summary of Significant Accounting Policies

Bases of presentation

The accompanying unaudited interim financial statements as of June 30, 2010 and for the six months ended June 30, 2010 and 2009 have been prepared in accordance with generally accepted accounting principles generally accepted for interim financial statement presentation and in accordance with the  instructions to Form 10-Q and rule 10-01 of Regulation S-X.  Accordingly, they do not include all the information and footnotes required by accounting principles generally accepted in the United States of America for complete financial statement presentation.  In the opinion of management, the financial statements contain all adjustments (consisting only of normal recurring accruals) necessary to present fairly the financial position as of June 30, 2010 and the results of operations for the three and six months ended June 30, 2010 and 2009, and cash flows for the six months ended June 30, 2010 and 2009.  The results of operations for the three and six months ended June 30, 2010 and 2009 are not necessarily indicative of the results to be expected for the full year ended December 31, 2010.  These financial statements should be read in conjunction with the financial statements and notes.  Included elsewhere in this 8-K filing on October 6, 2010.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amount of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.  Actual results could differ from those estimates.

Cash and Cash Equivalents
The Company considers all highly liquid investments purchased with an original maturity of three months or less to be cash equivalents.  At June 30, 2010 and December 31, 2009 there were no cash equivalents.

Accounts Receivable
Substantially all accounts receivable are due from franchisees for royalties and support services.   The accounts receivable are collateralized by the franchise unit.  Management individually reviews all accounts receivable balances and estimates the portion, if any, of the balance that will not be collected.   The allowance for doubtful accounts was $9,631 and $0, at June 30, 2010 and December 31, 2009, respectively.

Valiant Healthcare, Inc.
Notes to the Financial Statements

Note 2 – Summary of Significant Accounting Policies, Continued

Property and Equipment
Property and equipment are stated at cost and depreciated using the straight-line method over the following estimated useful lives of the assets.  Amortization expense is included with depreciation expense.     Depreciation expense related to furniture, fixture and equipment totaled $11,768 and $6,256 for the period ended June 30, 2010 and 2009, respectively.

Franchise Revenue Recognition Policy
Revenue earned will include initial franchise fees, continuing service fees, and royalties.  Continuing service fees and royalties will be recognized in the period in which they are earned.  Franchise fee revenue is recognized and fully earned upon the signing and acceptance of the franchise agreement and franchise fee by both parties.  FASB ASC 952-605-25 stipulates that initial franchise fee revenue from a franchise sale should be recognized when the franchiser has substantially performed or satisfied all material services or conditions relating to the sale.  Substantial performance has occurred when the franchisor has: (a) no remaining obligations or intent to refund any cash received or to forgive any unpaid notes or receivables; (b) performed substantially all of the initial services required by the franchise agreement (such as providing assistance in site selection, obtaining facilities, advertising, training, preparing operating manuals, bookkeeping, or quality control); and (c) met all other material conditions or obligations.  Costs and expenses are recognized during the period in which they are incurred.

Advertising Costs
The Company’s policy is to report advertising costs as expensed in the periods in which the costs are incurred.  The total amounts charged to advertising expenses were approximately $20,891 and $13,474, for the periods ended June 30, 2010 and 2009, respectively.

Date of Management Review
The Company evaluates events and transactions occurring subsequent to the date of the financial statements for matters requiring recognition or disclosure in the financial statements.  The accompanying financial statements consider events through October 6, 2010 the date at which, the financial statements were available to be issued.

Note 3 – Fair Value Disclosure

The carrying value of cash, accounts receivable, prepaid expense, notes receivable, accounts payable, accrued expenses and notes payable approximate their fair value because of their short maturities.

Note 4 – Notes Receivable

The Company has notes receivable due from three franchisees for operating loans that mature in October 2010.   These loans are collateralized by the franchise unit and mature at various dates in 2010.

Note 5 – Long Term Receivables

Long term receivables consist of certain amounts receivable from two franchisors.  The Company is working with these franchisors to remarket to new franchisors and recover the outstanding receivable balances.  Management feels these accounts are collectible and as such has not established a valuation reserve for them.

Valiant Healthcare, Inc.
Notes to the Financial Statements

Note 6 – Notes Payable

The Company has a note payable to an institution that bears interest at 6.9% per annum and is collateralized by the company vehicle.  Payments are due monthly and the note matures on February 2015.

Note 7 – Franchising

The Company executes franchise agreements that set the terms of its arrangement with each franchisee. The franchise agreements require the franchisee or licensee to pay an initial, fee of $46,500, currently and 5% royalties on gross sales as well as fees for services to franchisee for set fees.  Subject to the Company’s approval and payment of a renewal fee, a franchisee may generally renew its agreement upon its expiration. Direct costs of sales and servicing of franchise and license agreements are charged to general and administrative expenses as incurred. When an individual franchise is sold, the Company agrees to provide certain services to the franchisee, including site selection, training, systems implementation, and design of a quality control program. The Company recognizes initial fees as revenue when substantially all initial services required by the franchise are performed, which is generally upon opening of an office. However, when revenue from initial fees is collectible over an extended period of time, and collectability is not reasonably assured, revenue is recognized using the installment method as fees are collected. Continuing fees are recognized as earned, with an appropriate provision for estimated uncollectible amounts charged to general and administrative expense. The Company has not renewed any franchisees as the original term has not expired.  The Company will recognize renewal fees in income when a renewal agreement becomes effective.

In 2009, the company began selling multiple unit franchises and has deferred the recognition of revenue related to these sales.  Deferred revenue at June 30, 2010 and December 31, 2009, represents that portion of total revenue from initial franchise sales accounted for using the installment method. Amounts deferred as of June 30, 2010 and December 31, 2009, were $123,075 and $269,350 included in notes receivable on the balance sheet.

Note 8 – Promissory notes

In April and July, 2009, the Company issued to certain investors promissory notes in the aggregate principal amount of $50,000. The notes bear interest at a 12% per annum.  Interest payments are to be made quarterly.  All principal and interest on the notes were due on March 31, 2010.  The promissory notes had purchase warrants attached that entitled the note holder to purchase a specific number of shares of The Company’s stock at $.50 per share prior to maturity.  As of June 30, 2010, no purchase warrants were exercised.  On May 26, 2010, the holders of the $50,000 promissory notes were issued shares of common and preferred stock for payment, $375 was recorded to interest expense.

Note 9 – Stock Options

The Company had stock options outstanding at June 30, 2010 of 7,550,000.

Valiant Healthcare, Inc.
Notes to the Financial Statements

Note 10 – subsequent events

Reverse Merger
Pursuant to an Asset Purchase Agreement dated July 16, 2010, (the ‘‘Purchase Agreement’’), by and among Valiant Health Care, Inc. (formerly known as Willing Holding, Inc.) (Valiant), a Florida corporation and Valiant ACMS, Inc. (formerly known as Valiant Healthcare, Inc.), a Delaware corporation, under which Valiant purchased all of the assets of Valiant ACMS, Inc., with Valiant ACMS, Inc. receiving control over Valiant upon receipt of a majority of the common stock of Valiant.  This transaction is referred to throughout this report as the “‘Merger”.’ The Merger was effective as of July 16, 2010.

For accounting purposes, the Merger has been accounted for as a reverse acquisition that amount to an equity recapitalization. Under this method of accounting, the Company will be treated as the ‘‘acquired” company for financial reporting purposes. In accordance with guidance applicable to these circumstances, the Merger will be considered to be a capital transaction in substance. Accordingly, for accounting purposes, the Merger will be treated as the equivalent of Valiant issuing stock for the net monetary assets of Valiant, accompanied by a recapitalization. The net monetary assets of the Company will be stated at their fair value, essentially equivalent to historical costs, with no goodwill or other intangible assets recorded. The accumulated deficit of Valiant ACMS, Inc. will be carried forward after the Merger. Operations prior to the Merger will be those of Valiant ACMS, Inc.

All share and per share amounts have been restated to reflect the recapitalization.